Exhibit 99.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of July 31, 2018 by and between Boston Omaha Corporation, a Delaware corporation (the “Company”), and W. B. Acken, Jr. (the “Purchaser”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, (i) Link Media Southeast, LLC (“Link Media SE”), a wholly owned subsidiary of Link Media Holdings, LLC, a wholly owned subsidiary of the Company and (ii) the Purchaser are parties to the Interest Purchase Agreement dated July 31, 2018 (the “Purchase Agreement”) by and among the Company, the Purchaser and Tammy Lynn Acken, pursuant to which Link Media SE is acquiring from the Purchaser, and the Purchaser is selling to Link Media SE 100% of the ownership interests in Tammy Lynn Outdoor, LLC, a West Virginia limited liability company;

WHEREAS, as partial consideration payable to the Purchaser under the Purchase Agreement, the Company has agreed to issue to the Purchaser an aggregate of 85,170 shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”);

WHEREAS, as a condition to the obligations of the Company and the Purchaser under the Purchase Agreement, the Company and the Purchaser are entering into this Agreement for the purpose of granting certain registration and other rights to the Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I
Resale Registration

Section 1.1    Resale Registration Statement. Subject to the other applicable provisions of this Agreement, if, at any point following the date of this Agreement through [6 months from closing date], if the Purchaser so requests in a written notice delivered to the Company, the Company shall use its commercially reasonable efforts to file, within fifteen (15) days after the date of such written request, a registration statement covering the sale or distribution from time to time by the Purchaser, of all of the Registrable Securities on Form S-3 (the “Resale Registration Statement”) and shall use its commercially reasonable efforts to cause such Resale Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.

Section 1.2    Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.3    Supplements and Amendments. The Company shall supplement and amend the Resale Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for the Resale Registration Statement.

ARTICLE II
Additional Provisions Regarding Registration Rights

Section 2.1    Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of the Resale Registration Statement, the Company will:

(a)    prepare and promptly file with the SEC the Resale Registration Statement with respect to such securities and use commercially reasonable efforts to cause the Resale Registration Statement to become and remain effective for a period of six months after the date of this Agreement;

(b)    prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and the prospectus used in connection with the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Resale Registration Statement in accordance with the Purchaser’s intended method of distribution set forth in the Resale Registration Statement for such period;

(c)    furnish to the Purchaser’s legal counsel copies of the Resale Registration Statement and the prospectus included therein (including each preliminary prospectus) and any amendment or supplement thereto proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such Resale Registration Statement;

(d)    as promptly as reasonably practicable notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act or, as promptly as practicable, of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in the Resale Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, as promptly as reasonably practicable prepare and file with the SEC a supplement or post-effective amendment to the Resale Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document, and furnish to the Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(e)    use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by the Resale Registration Statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Purchaser; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;

(f)     use commercially reasonable efforts to list the Registrable Securities covered by the Resale Registration Statement with any securities exchange on which the Class A Common Stock is then listed;

(g)     as promptly as reasonably practicable notify the Purchaser (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the Resale Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to the Resale Registration Statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Resale Registration Statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in this agreement cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(h) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.1(g)(ii)-(v), the Purchaser shall discontinue the disposition of any Registrable Securities covered by the Resale Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until the Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Purchaser shall use commercially reasonable efforts to return to the Company all copies then in his possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Purchaser thereof. If the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Purchaser that such Interruption Period is no longer applicable.

Section 2.2    Suspension. (a) The Company shall be entitled, on one (1) occasion for a period of time not to exceed seventy-five (75) days in the aggregate to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Purchaser of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Purchaser a certificate signed by an executive officer certifying that such registration and offering would require the Company to make an Adverse Disclosure. The Purchaser shall keep the information contained in such certificate confidential.

Section 2.3    Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Purchaser and the cost of Purchaser’s legal counsel and other advisors shall be borne by the Purchaser.

Section 2.4    Information by Purchaser. The Purchaser shall furnish to the Company such information regarding the Purchaser, the Registrable Securities held by him and the distribution proposed by the Purchaser as the Company or its representatives may request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by the Purchaser and, without limitation of the foregoing, will be conditioned on compliance by the Purchaser with the following:

(a)     the Purchaser will, and will cause his agents to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep the Resale Registration Statement effective, the Purchaser will and will cause his agents to, provide to the Company, in writing and in a timely manner, for use in the Resale Registration Statement (and expressly identified in writing as such), all information regarding himself and such other information as may be required by applicable law to enable the Company to prepare or amend the Resale Registration Statement, any related prospectus and any other documents related to such offering covering the Registrable Securities owned by the Purchaser and to maintain the currency and effectiveness thereof;

(b)    comply with all laws applicable to such distribution and, to the extent required by such laws, will, and will cause his agents to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by him solely in the manner described in the applicable registration statement and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by the Purchaser, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c)     the Purchaser shall, and he shall cause his agents to, (i) permit the Company and its representatives to examine such documents and records and will supply in a timely manner any information as he may be requested to provide in connection with the offering or other distribution of Registrable Securities by the Purchaser and (ii) execute, deliver and perform under any agreements and instruments requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d)    on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f),  or that otherwise requires the suspension by the Purchaser and his Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by the Purchaser, the Purchaser shall, and he shall cause his agents to, cease offering, selling or distributing the Registrable Securities owned by the Purchaser until the offering, sale and distribution of the Registrable Securities owned by the Purchaser may recommence in accordance with the terms hereof and applicable law.

Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Purchaser, the Company agrees that, for so long as the Purchaser owns Registrable Securities, the Company will use its commercially reasonable efforts to:

(a)    make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;

(b)     file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c)     so long as the Purchaser owns any Restricted Securities, furnish to the Purchaser upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

ARTICLE III
Indemnification

Section 3.1    Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless the Purchaser, from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by the Purchaser in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement of a material fact contained in any registration statement or other document, in each case related to the Resale Registration Statement, or any amendment or supplement thereto, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse the Purchaser for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company, nor shall the Company be liable to the Purchaser in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding the Purchaser furnished to the Company by the Purchaser or his authorized representatives in connection with such registration expressly for use in the registration statement or prospectus.

Section 3.2    Indemnification by Purchaser. To the extent permitted by applicable law, the Purchaser will, indemnify the Company, each of its Affiliates, representatives, agents, counsel and each Person who controls the Company or its Affiliates (collectively, the “Company Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, or other document, in each case related to the Resale Registration Statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Resale Registration Statement, prospectus, or other document in reliance upon and in conformity with written information regarding the Purchaser furnished to the Company by the Purchaser or his authorized representatives in connection with such registration expressly for use in the registration statement or prospectus. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld or delayed).

Section 3.3    Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (A) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.4    Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party, on the one hand, or such Indemnified Party, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV
Transfer and Termination of Registration Rights

Section 4.1    Transfer of Registration Rights. Any rights to cause the Company to register securities granted to Purchaser under this Agreement may not be transferred or assigned.

Section 4.2    Termination of Registration Rights. The rights of the Purchaser to cause the Company to register securities under Article I shall terminate with respect to the Purchaser upon the earlier of (a) the date upon which the Purchaser no longer holds any Registrable Securities and (b) the date all such Registrable Securities are available for resale in accordance with the provisions of Rule 144.

ARTICLE V

Miscellaneous

Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the Company and Purchaser.

Section 5.2    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.3    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 5.4     Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.5    Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 5.6    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.

(b)    All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.8 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 5.7    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.7.

Section 5.8    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)    If to the Company, to it at:

Boston Omaha Corporation

1411 Harney Street, Suite 200

Omaha, NE 68102

Attention: Co-Chief Executive Officer

Email: adam@bostonomaha.com

with a copy (which shall not constitute notice) to:

Gennari Aronson, LLP

300 First Avenue, Suite 102

Needham, MA 02494

Attention: Neil H. Aronson, Esq.

Facsimile: (781) 719-9853

Email: naronson@galawpartners.com

(b)    If to the Purchaser at:

W.B. Acken, Jr.

6720 Circle Drive

Radford, VA 24141

Email: budacken95@gmail.com

With a copy to:

John H. Shott, Attorney

P.O. Box 407

Bluefield, WV 24701

Email: jshott@shottlaw.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 5.9    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.10    Expenses. Except as provided in Section 2, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 5.11    Interpretation. The rules of interpretation set forth in the Purchase Agreement shall apply to this Agreement, mutatis mutandis.

Section 5.12     Remedies. In the event of a breach by the Company or by the Purchaser of any of their obligations hereunder, the Purchaser or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and hereunder, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and the Purchaser agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY: BOSTON OMAHA CORPORATION

By:	/s/ Adam K. Peterson
Name:	Adam K. Peterson
Title:	Co-Chief Executive Officer

PURCHASER:

/s/ W.B. Acken, Jr.
W. B. Acken, Jr.

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINED TERMS

1.    The following capitalized terms have the meanings indicated:

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that the Resale Registration Statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of the Resale Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliates” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided, however, that the Company and its subsidiaries shall not be deemed to be Affiliates of the Purchaser or any of his Affiliates. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of Omaha, Nebraska are authorized or required by law to be closed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.

“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of the Resale Registration Statement or the automatic effectiveness of the Resale Registration Statement, as applicable.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, and fees and disbursements of counsel for the Company, blue sky fees and expenses.

A-1

“Registrable Securities” means, as of any date of determination, the shares of Class A Common Stock issued to the Purchaser pursuant to the Purchase Agreement, and any other securities issued or issuable with respect to any such shares of Class A Common Stock by way of share split, share dividend, distribution, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Purchaser’s rights under this Agreement are not assignable to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

“Restricted Securities” means any Class A Common Stock required to bear the legend set forth in the Purchase Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“Selling Expenses” means all selling commissions and transfer taxes applicable to the securities registered by the Purchaser, and the fees and expenses of any auditor and any counsel to the Purchaser (other than such fees and expenses expressly included in Registration Expenses).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Registration Statement” means the Resale Registration Statement.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF TERMS

Term	Section
Actions	5.6(b)
Agreement	Preamble
Class A Common Stock	Recitals
Company	Preamble
Company Indemnified Parties	3.1
Effectiveness Period	1.2
Indemnified Party	3.3
Indemnifying Party	3.3
Interruption Period	2.1
Link Media SE	Preamble
Purchaser	Preamble
Losses	3.1
Purchase Agreement	Preamble
Resale Registration Statement	1.1

A-2